UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2022

ORION GROUP HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-33891	26-0097459
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12000 Aerospace Suite 300

Houston, Texas 77034

(Address of principal executive offices)

(713) 852-6500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.01 par value per share	ORN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New President and Chief Executive Officer

The Company is pleased to announce that Mr. Travis J. Boone has accepted the Company’s offer of employment as President and Chief Executive Officer. Mr. Boone, served as a regional Chief Executive of AECOM and legacy companies since May 2017 and other key positions since 1999. From 1986 to 1999 he held various positions with several contracting companies in the utility/pipeline construction and commercial building construction industries. He is a Professional Engineer and Board-Certified Safety Professional. Mr. Boone graduated from New Mexico State University with a Bachelor of Science degree in Civil/Structural Engineering and has an Associate of Arts degree in Business Administration from Mid-American Christian University.  Mr. Boone will also serve as a member of the Company’s Board of Directors.

Mr. Boone accepted the Company’s offer letter of employment (the “Employment Letter Agreement”) on August 15,2022. Pursuant to the Employment Letter Agreement, Mr. Boone will receive an annualized base salary of $750,000, an annual target bonus of up to 100% of base salary for achieving target or above, no payment below 80% of target achievement (bonus achievement is based on the Company’s consolidated financial performance, operational performance, and individual performance). He also is eligible to earn a $200,000 stub year bonus for the period of October to December 2022, if the Company achieves $25 million in EBITDA during the 2022 fiscal year and substantial progress is made in replacing the current Credit Facility. His long-term equity incentives are $1,200,000 in Restricted Stock (of which $200,000 will compensate him for forfeited stock) and $650,000 in Performance Units, with number of shares based on stock price on August 15, 2022. The Restricted Stock will time vest 1/3 on August 15 of 2023, 2024 and 2025. The Performance Units have a three-year cliff vesting, dependent upon Performance based on 75% Return on Invested Capital and 25% Total Stockholders’ Value, as such values are determined upon approval of the 2023 Budget by the Board of Directors. Mr. Boone will also receive a vehicle allowance of $1,250 per month.

The foregoing description of the Employment Letter is qualified in its entirety by reference to the full text of the Employment Letter, which is filed as an Exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Effective September 12, 2022, Austin J. Shanfelter will step down as Interim CEO, and thereafter, shall continue to serve as Orion’s Executive Chairman.

Exhibit Index

Exhibit No.	Description
10.1	Employment Letter Agreement
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orion Group Holdings, Inc.
Dated: August 18, 2022	By:	/s/ Austin J. Shanfelter
Interim Chief Executive Officer